Exhibit 99.1

Company Press Release

Monday February 12, 2007

Advant-e Corporation Announces Record Revenue and Net Income for 2006

Company Reports 21% Increase in Revenue, 43% Increase in Net Income over Prior Year

DAYTON, Ohio, Monday February 12 2007 — Advant-e Corporation (OTC Bulletin Board: AVEE), a provider of Internet-based business-to-business electronic commerce services, today announced financial and operating results for the year ending December 31, 2006.

In 2006 the Company reported record revenues of $5,403,632 compared to $4,462,702 for 2005. The 21% increase in revenue is attributed to the continued expansion and market acceptance of the Company’s Internet-based business-to-business electronic commerce subscription services. Net income for 2006 was a record $858,670 or $.13 per share compared to $600,318 or $.09 per share in 2005.

For the fourth quarter of 2006 the Company reported revenue of $1,439,123 and net income of $227,734 or $.03 per share, compared to revenue of $1,203,771 and net income of $209,994 or $.03 per share in the fourth quarter of 2005.

Highlights of 2006 financial and operating results include:

•

Revenue Increase for the sixth consecutive year - Continued strong acceptance of core Web EDI services to small and medium size suppliers of large grocery and general merchandise retailers, automotive manufacturers, and other large buying organizations.

•

Net Income Increased by 43% and Pre-tax Profit was 25% of Revenue. - Net Income and pre-tax profitability benefited from lower amortization of software development costs in 2006 of $124,498 compared to $217,780 in 2005, and from capitalized software development costs of $219,018 in 2006 compared to $79,627 in 2005.

•

Automotive Web EDI Revenue Acceleration - Automotive Web EDI revenue comprised 7% of total revenue in 2006 compared to 4% in 2005 indicating increased activity with both automotive manufacturers and their suppliers.

•

EnterpriseEC® Revenue Growth of 67%- Trading Community Connectivity, Management, and Integration Services accounted for 15% of revenue in 2006 compared to 11% in 2005 indicating an increased reliance upon this service by higher volume customers for enhanced data management and integration into in-house systems.

•	Cash and Short-term Investments increased 25%- Increase to $2,484,216 in 2006 from $1,989,337 in 2005.

•	Shareholders Equity Increased 47%- From $2,014,953 in 2005 to $2,958,383 in 2006.

Commenting on the year-end results, Mr. Jason K. Wadzinski, CEO of Advant-e stated, “In 2006 we continued to strengthen our financial position while growing key elements of the business. Although our 21% revenue growth was lower than our goal for the year, we substantially exceeded our pre-tax profit target.

In 2006 we made significant investments in our infrastructure, product offerings, and our sales and marketing activities. In 2007 we expect to announce an updated version of our Web EDI service, which accounts for the majority of our revenue. We are also working with several large customers for a new hosted service that is an extension of our existing Testing & Certification service. Called ValidateEC, it enables our customers to monitor their electronic commerce activities via a hosted business rule engine so that they can rapidly design, test, and implement business rules and proactively respond to exceptions.”

“We are pleased with our accomplishments in 2006. I would like to thank the dedicated, hard-working Edict Systems team for their outstanding efforts resulting in these achievements. In 2007 we will continue our focus on accelerating revenue growth while maintaining an acceptable level of profitability.”

About Advant-e Corporation

Advant-e, via its wholly owned and sole operating subsidiary Edict Systems, Inc., is a provider of Business-to-Business electronic commerce software and Internet-based applications specializing in Electronic Data Interchange (EDI) and XML-based solutions for recurring transactions. Advant-e specializes in horizontal transaction services via EnterpriseEC®, an Internet-based Trading Community Connectivity, Management, and Integration solution, and within specific industries via web-based EDI services including www.GroceryEC.com, www.RetailEC.com, www.AutomotiveEC.com, www.MfgEC.com, www.CPGSupplier.com, and www.WebEDI.com.

Additional information about Advant-e Corporation can be found at www.Advant-e.com and www.edictsystems.com or by contacting investor relations at (937) 429-4288. The company’s email is info@edictsystems.com.

ADVANT-E CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenue	$1,439,123	1,203,771	5,403,632	4,462,702
Cost of revenue	478,014	368,486	1,677,937	1,511,007

Gross margin	961,109	835,285	3,725,695	2,951,695
Marketing, general and administrative expenses	654,071	539,793	2,453,883	2,010,911

Operating income	307,038	295,492	1,271,812	940,784
Other income, net	41,331	4,602	87,862	9,734

Income before taxes	348,369	300,094	1,359,674	950,518
Income tax expense	120,635	90,100	501,004	350,200

Net income	$227,734	209,994	858,670	600,318

Basic earnings per share	$0.03	0.03	0.13	0.09

Diluted earnings per share	$0.03	0.03	0.13	0.09

Weighted average shares outstanding	6,424,370	6,403,174	6,408,516	6,325,218

Weighted average shares outstanding, assuming dilution	6,447,771	6,408,788	6,434,615	6,340,851

ADVANT-E CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$2,209,782	1,763,435
Short-term investments	274,434	225,902
Accounts receivable, net	477,639	351,482
Prepaid expenses and deposit	28,339	25,128

Total current assets	2,990,194	2,365,947
Software development costs, net	247,621	160,656
Property and equipment, net	386,697	262,523

Total assets	3,624,512	2,789,126

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	66,936	44,838
Accrued salaries and other expenses	157,802	115,510
Income taxes payable	109,642	375,652
Deferred income taxes	53,119	26,000
Deferred revenue	112,846	76,173

Total current liabilities	500,345	638,173
Deferred income taxes	165,784	136,000

Total liabilities	666,129	774,173

Shareholders’ equity:
Common stock, $.001 par value; 20,000,000 shares authorized; 6,478,714 outstanding at December 31, 2006 and 6,403,714 outstanding at December 31, 2005	6,478	6,403
Paid-in capital	1,641,906	1,551,606
Accumulated other comprehensive income	—	5,615
Retained earnings	1,309,999	451,329

Total shareholders’ equity	2,958,383	2,014,953

Total liabilities and shareholders’ equity	$3,624,512	2,789,126

ADVANT-E CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$858,670	600,318
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	153,113	110,721
Amortization of software development costs	124,498	217,780
Loss on disposal of assets	41,922	—
Deferred income taxes	60,703	(32,800)
Purchases of trading investments	(31,541)	—
Proceeds from sale of trading investments	28,393	—
Net realized (gains) losses on short-term investments	(9,701)	2,222
Net unrealized gains on trading investments	(27,218)	—
Increase (decrease) in cash arising from changes in assets and liabilities:
Accounts receivable	(126,157)	(61,088)
Prepaid expenses	(3,211)	1,292
Accounts payable	22,098	5,157
Accrued salaries and other expenses	42,292	15,700
Income taxes payable	(266,010)	349,652
Deferred revenue	36,673	(66,615)

Net cash flows from operating activities	904,524	1,142,339

Cash flows from investing activities:
Purchases of available-for-sale investments	(107,966)	(253,877)
Proceeds from sale of available-for-sale investments	90,086	35,168
Purchases of equipment	(311,654)	(101,640)
Software development costs	(219,018)	(79,627)

Net cash flows from investing activities	(548,552)	(399,976)

Cash flows from financing activities:
Issuance of common stock	90,375	91,500
Payments of direct costs of securities registration	—	(15,320)

Net cash flows from financing activities	90,375	76,180

Net increase in cash and cash equivalents	446,347	818,543

Cash and cash equivalents, beginning of year	1,763,435	944,892

Cash and cash equivalents, end of year	$2,209,782	1,763,435

Supplemental disclosures of cash flow items:
Income taxes paid	$706,311	33,348

The information in this news release includes certain forward looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the company. Although the company believes that the expectations reflected on its forward looking statements are reasonable, it can give no assurance that such expectations or any or its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties.